Exhibit 21

                        SUBSIDIARIES OF TOSCO CORPORATION


AZL Resources, Inc.
         Arizona-Florida Land & Cattle Company
         AZCO Properties, Inc.
         AZL Engineering, Inc.
         Breckenridge Nordic Village Corporation
C. S. Land, Inc.
Circle K Enterprises, Inc.
Davis Point Pipeline Company
Diablo Service Corporation
Emerald Shipping Corporation
Golden Valley Pipeline Company
International Energy Insurance Limited
Marcus Hook Refining Company
O. S. Land Services, Inc.
Pacific Northwest Energy Company
Royal Triton Company
Seminole Fertilizer Corporation
         Ridgewood Chemical Corporation
T Northwest Properties I, Inc.
T Northwest Properties II, Inc.
The Circle K Corporation
         Circle K Stores Inc.
                  CKC, Inc.
                  Charter Marketing (Connecticut)
                  Circle K Money Orders Corp.
                  Circle K International, Inc. (US)
                  TMC Franchise Corporation
                  CKST Corporation
                  Circle K Arizona Limited Partner, Inc.
                  Spirit Enterprises, Inc.
The Oil Shale Corporation
Tosco (C-TI), Inc
Tosco (C-TLP), Inc.
Tosco Capital Corp.
Tosco Commercial Inc.
Tosco Europe Limited
Tosco Funding Corporation
Tosco Holdings Corp.
Tosco Marketing, Inc.
Tosco Northwest, Inc. (formerly Western Hemisphere Corporation)
         Avon Marine Corp.
         Riverhead Marine Corp.
Tosco Northwest Properties III, Inc.
Tosco Power, Inc.
Tosco Processing & Marketing, Inc.
         Bayway Refining Company
         Tosco Pipeline Company
Tosco Refining Company, Inc.
Tosco Terminal Company
Tosco Trading, Transportation and Supply, Inc.
Tosco (U.K.) Ltd.
Toscopetro Corporation
TPC Pipe Line Company
Unocal 76 Mexico
Union Pipeline Company (California) (formerly Unocal California Pipeline
                                    Company)
Unocal Expresslube, Inc.
Unocal Pacific Blending PTE Ltd.